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                                                                 EXHIBIT 23.2



                 CONSENT OF KPMG PEAT MARWICK, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Unify Corporation:

     We consent to incorporation by reference in the registration statement (No. 333-13203) on Form S-8 of Unify Corporation of our report dated May 17, 1996, relating to the consolidated statements of operations, stockholders' deficit, and cash flows of Unify Corporation and subsidiaries for the year ended April 30, 1996, and the related financial statement schedule, which report appears in the April 30, 1998 annual report on Form 10-K of Unify Corporation.


KPMG PEAT MARWICK LLP

Mountain View, California
July 16, 1998